[VALIC]

The Variable Annuity Life Insurance Company (VALIC)

[2929 Allen Parkway, Houston, Texas 77019]

FILED COPY

[Portfolio Director® Freedom Advisor]

Individual Fixed and Variable Annuity Application

For use only with after-tax individual nonqualified deferred annuities.

1. OWNER/APPLICANT INFORMATION

[Primary Owner: ______________________ SSN* or Tax ID: ______________

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. ☐ Rev. Gender: ☐ Male ☐ Female

☐ Married ☐ Not Married Date of Birth (DOB): ______________

Residence Address**: ______________________

City: ______________ State: ________ ZIP: ____________

Phone: (______) ______________ Phone: (______) ______________

☐ Business ☐ Personal ☐ Business Mobile ☐ Personal Mobile ☐ Business ☐ Personal ☐ Business Mobile ☐ Personal Mobile

Mailing Address**(if different from residence): ______________________

City: ______________ State: ________ ZIP: ____________

*Social Security Number (SSN) **All accounts will be updated with these addresses.

Contingent Owner: ______________ DOB: ______________ SSN or Tax ID: ______________

Address: ______________ City: ______________ State: ________ Zip: ________

E-mail: ______________ Relationship: ______________ Phone: (____) ______________]

2. ANNUITANT INFORMATION (If different from Owner.)

[Annuitant: ______________________

SSN: ____________ DOB: ____________ Relationship: ______________ Phone: (____) ____________

Address: ______________ City: ______________ State: ________ ZIP: ________

E-mail: ______________ Marital Status: ☐ Married ☐ Not Married Gender: ☐ Male ☐ Female]

3. BENEFICIARY DESIGNATION (Refer to Information page(s) for additional guidance.)

[List each beneficiary by name. If no percentage is indicated, benefits will be paid equally to beneficiaries of record. Percentage must total 100%. If the beneficiary is a minor, or additional space is needed, please complete and submit a [Beneficiary Designation Form (VL 14945)].

PRIMARY

Name: ______________ Phone:(____)__________ DOB or Trust Date: ____________ SSN or Tax ID: ____________

Address: ______________ City: ______________ State: ________ Zip: ________

E-mail: ______________ Relationship: ______________ Percent (Whole): ________ %

CONTINGENT

Name: ______________ Phone:(____)__________ DOB or Trust Date: ____________ SSN or Tax ID: ____________

Address: ______________ City: ______________ State: ________ Zip: ________

E-mail: ______________ Relationship: ______________ Percent (Whole): ________%]

4. INVESTOR PROFILE

[Has the Annuitant/Applicant previously purchased mutual funds or other securities? ☐ No ☐ Yes If yes, number of years: ____________

Investment Objective (check one): ☐ Safety of Principal ☐ Long-Term Growth ☐ Income

Risk Profile: ☐ Higher Risk ☐ Aggressive ☐ Moderately Aggressive ☐ Moderate ☐ Moderately Conservative ☐ Conservative ☐ Cautious

Financial Situation:

[Annual Household Income ☐ [Under $50,000] ☐ [$50,000 – $100,000] ☐ [Over $100,000 list amount: $ ____________]

Net Worth (excluding value of primary residence) ☐ [Under $50,000] ☐ [$50,000 – $100,000] ☐ [Over $100,000 list amount: $ ____________]

Life Insurance (face amount) ☐ [Under $50,000] ☐ [$50,000 – $100,000] ☐ [Over $100,000 list amount: $ ____________]]

Tax Bracket: ________ % Dependents: Number: ____________ Age(s): ______________

Owner Occupation: ______________ Expected Premium Amount: $______________

Current Employer (Required): ______________ ☐ Retired ☐ Unemployed

Employer Address: ______________ City: ______________ State: ____________

Annual Salary: $ ____________ Date of Hire: ____________ Expected Annuity Date: ______________

(In the absence of an election, age [95] will be used.)

Is the Owner employed by or registered with a Financial Industry Regulatory Authority (FINRA) member firm? ☐ Yes ☐ No]

Annuity Payments or Contract Values are variable when based on the investment experience of the Separate Account. They are not guaranteed as to dollar amount.

ICC17: VL28085 v0717 Original – VALIC, Copy – Owner 1.0 NEWACCOUNT page 1 of 2

5. E-MAIL ADDRESS AND DOCUMENT DELIVERY CHOICES [E-mail Address: l Business l Personal Select document delivery choice below. If no selections are made, paper documents will be mailed. l Electronic delivery l Paper delivery Electronic delivery is a free service though you may pay to access the Internet or receive e-mails. VALIC will send e-mail notices when documents are available for viewing and/or printing online. See the Information page(s) for more details.] [6. INVESTMENT ADVISORY SERVICE l I acknowledge that the Contract is only offered in conjunction with a third-party investment advisory managed account service provided by VALIC Financial Advisors, Inc. (VFA), a subsidiary of VALIC and an investment adviser registered with the United States Securities ® and Exchange Commission. I acknowledge that with this Contract application, I have submitted an application for the VFA [Guided Portfolio Advantage investment advisory managed account program (GPA)]. Pursuant to the terms and conditions of an advisory services agreement [VL 23986] entered into between VFA and me, VFA will be responsible for the initial and subsequent allocation of assets among the investment options in the Contract, which will be based upon investment advice controlled exclusively by an expert that is independent of both VFA and VALIC. I understand that I will need to update the information that I provide to VFA, including my [Risk Tolerance Questionnaire], periodically for any changes, and that such changes may result in changes to my risk profile and to the model portfolio applied to my Contract. I understand that I may discontinue the GPA program at any time after the account is established as set forth in my advisory services agreement. I understand that I may not transfer assets among investment options within my Contract (included on the Information page) while the GPA program remains in effect, and that if the GPA program is terminated I may resume control over such transfers. l I have completed the [Client Profile and Risk Tolerance Questionnaire] ([VL 23645]). l I have completed the [Non-Qualified Deferred Annuity Contract Advisory Fee Tax Acknowledgment form] ([VL 23955]). TIME HORIZON SCORE: RISK AVERSION SCORE: MODEL PORTFOLIO ASSIGNMENT: ] [[7.] PLAN INFORMATION (To be completed by Financial Advisor) Group #: Plan Type: NQDA Plan #: Product: PDFA Sub Group: ] [8.] OWNER AFFIRMATIONS AND STATEMENTS This application is subject to acceptance by The Variable Annuity Life Insurance Company at its Home Office. A current VALIC contract prospectus with the privacy notice was provided with this application. Do you have any existing life insurance policies or annuity contracts issued by this or any other company? l Yes l No Will this annuity replace, discontinue or change any existing life insurance or annuity contract issued by this or any other company? l Yes l No Are you as the owner of this account an active duty service member of the United States Armed Forces? l No l Yes (If yes, complete [VL 22059].) By signing this form, I represent that all statements, answers, and affirmations in this form are representations and not warranties. I further represent all information in this form is complete and true to the best of my knowledge and belief, and I have read and understand the information provided in the Information page(s). It is understood and agreed that the investment options under the annuity contract are listed in the contract prospectus and will be subject to any other limitations described in the annuity contract. Owner’s Signature Signed at City/State Date [9.] FINANCIAL ADVISOR OF RECORD Agent #: Region Code: State License #: To the best of my knowledge the applicant has an existing life insurance policy or annuity contract. l Yes l No Do you have any reason to believe the annuity applied for will replace or change any existing life insurance or annuity? l Yes l No As Agent, have you complied with all State Replacement Regulations and completed all required State Replacement Forms? l Yes l N/A By signing this form, I represent that I have truly and accurately recorded herein the information provided by the applicant. Licensed Agent/Registered Representative (Print Name) Licensed Agent/Registered Representative’s Signature Principal’s Signature Date ICC17: VL28085 v0717 Original — VALIC, Copy — Owner 1.0 NEWACCOUNT page 2 of 2

Information

FRAUD WARNING: In some states we are required to advise you of the following: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

[**USA PATRIOT ACT (This notice is printed in compliance with Section 326 of the USA Patriot Act)**
IMPORTANT INFORMATION ABOUT PROCEDURES FOR APPLYING FOR AN INSURANCE POLICY OR ANNUITY CONTRACT.
To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an application for an insurance policy or annuity contract.
What this means for you: When you apply for an insurance policy or annuity contract, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may ask to see your driver's license or other identifying documents.]

[**BENEFICIARY DESIGNATIONS**
A beneficiary can be an individual, institution, entity or trust.

If you wish to designate as beneficiaries your current children and any children who may be born to you or legally adopted in the future, add the words "all my living children" in the name box following the last child listed.

A designation of "Per Stirpes" after the beneficiary name allows the children of the deceased beneficiary to receive the deceased beneficiary's portion.

For assistance with beneficiary designations, contact your financial advisor or a Customer Service Representative at [1-800-448-2542]].

[**INTERNAL REVENUE SERVICE (IRS) GUIDANCE ON MARRIAGE**
For federal tax law purposes, under current IRS guidance (1) a same-sex marriage that was valid in the state or country it was entered into will be recognized by the IRS, regardless of the married couple's place of domicile; and (2) although a state may recognize domestic partnerships or civil unions, the terms "spouse," "husband and wife," "husband," and "wife" do not include individuals who have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of that state.]

[**DOCUMENT DELIVERY CHOICES**
E-delivery notices will be sent when the following items become available:
Regulatory reports, such as applicable fund prospectuses, product prospectus, disclosures, annual and semi-annual reports and information statements.
Account Statements, such as annual and quarterly statements as well as Guided Portfolio Services or Guided Portfolio Advantage® statements.
Transaction confirmations, such as confirmation of fund exchanges, transfers and certain account/administrative updates.
You may customize your selections at [www.valic.com].
Certain documents and types of correspondence may continue to be delivered by U.S. mail for compliance reasons. By electing e-Delivery, you are confirming that you have ready access to a computer with Internet access, an active email account to receive this information electronically, and the ability to read and retain it. This consent will continue until revoked. E-delivery will be cancelled if emails are returned undeliverable. VALIC is not required to deliver information electronically and may discontinue e-delivery notices in whole or part at any time.]

INVESTMENT OPTION NUMBER AND NAME

[005 Asset Allocation Fund
048 Aggressive Growth Lifestyle Fund
072 Blue Chip Growth Fund
075 Broad Cap Value Income Fund
039 Capital Appreciation Fund
007 Capital Conservation Fund
050 Conservative Growth Lifestyle Fund
058 Core Bond Fund
015 Core Equity Fund
021 Dividend Value Fund
087 Emerging Economies Fund
089 Foreign Value Fund
101 Global Real Estate Fund
012 Global Social Awareness Fund
088 Global Strategy Fund
006 Government Money Market I Fund
044 Government Money Market II Fund
008 Government Securities Fund
016 Growth & Income Fund
078 Growth Fund
073 Health Sciences Fund
060 High Yield Bond Fund
077 Inflation Protected Fund
011 International Equities Index Fund
013 International Government Bond Fund
020 International Growth Fund
033 International Opportunities Fund
076 Large Cap Core Fund
040 Large Cap Value Fund
079 Large Capital Growth Fund
037 Mid Cap Growth Fund
004 Mid Cap Index Fund
083 Mid Cap Strategic Growth Fund
038 Mid Cap Value Fund
049 Moderate Growth Lifestyle Fund
046 Nasdaq-100® Index Fund
017 Science & Technology Fund
086 Small Cap Aggressive Growth Fund
018 Small Cap Fund
035 Small Cap Growth Fund
014 Small Cap Index Fund
084 Small Cap Special Values Fund
036 Small Cap Value Fund
085 Small-Mid Growth Fund
041 Socially Responsible Fund
010 Stock Index Fund
059 Strategic Bond Fund
074 Value Fund]

For more information about this product, including fees, charges and expenses, visit **[www.valic.com]** or call **[1-800-448-2542]** for assistance or to request a prospectus.

Please send completed forms to:

[VALIC Document Control
P.O. Box 15648
Amarillo, TX 79105-5648]

Overnight Delivery:
[VALIC Document Control
1050 N. Western St.
Amarillo, TX 79106-7011]

ICC17: VL28085 v0717

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[Primary Owner
First Name: ______________________ MI:______ Last Name: ______________________ Suffix: ________

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. ☐ Rev. Gender: ☐ Male ☐ Female ☐ Married ☐ Not Married

Date of Birth (DOB): ______________________ SSN* or Tax ID: ______________________

Residence Address**: ______________________

City: ______________________ State: ______________ ZIP: ______________

Phone: (_________) ______________________ Phone: (_________) ______________________

☐ Business ☐ Personal ☐ Business Mobile ☐ Personal Mobile ☐ Business ☐ Personal ☐ Business Mobile ☐ Personal Mobile

E-mail Address: ______________________ ☐ Business ☐ Personal

Mailing Address**(if different from residence): ______________________

City: ______________________ State: ______________ ZIP: ______________

*Social Security Number (SSN) **All accounts will be updated with these addresses.]

Contingent Owner: ______________________ DOB: ______________ SSN or Tax ID: ______________

Address: ______________________ City: ______________ State: ________ Zip: ________

E-mail: ______________________ Relationship: ______________ Phone: (_____) ________

2. ANNUITANT INFORMATION (If different from Owner.)

[Annuitant:
First Name: ______________________ MI:______ Last Name: ______________________ Suffix: ________]

SSN or Tax ID: ______________ DOB: ______________ Relationship: ______________ Phone: (_____) ________

Address: ______________________ City: ______________ State: ________ ZIP: ________

E-mail: ______________________ Marital Status: ☐ Married ☐ Not Married Gender: ☐ Male ☐ Female

[Has the Annuitant/Applicant previously purchased mutual funds or other securities? ☐ No ☐ Yes If yes, number of years: ________

Investment Objective (check one): ☐ Safety of Principal ☐ Long-Term Growth ☐ Income

Risk Profile: ☐ Higher Risk ☐ Aggressive ☐ Moderately Aggressive ☐ Moderate ☐ Moderately Conservative ☐ Conservative ☐ Cautious

Financial Situation:

Annual Household Income (In Thousands)

☐ $0-25 ☐ $25-50 ☐ $50-75 ☐ $75-100 ☐ $100-150
☐ $150-200 ☐ $200-250 ☐ $250-500 ☐ $500-750 ☐ > $1 mil

Life Insurance (face amount) $ ______________

Net Worth (In Thousands - excluding value of primary residence)

☐ $0-25 ☐ $25-50 ☐ $50-75 ☐ $75-100 ☐ $100-150
☐ $150-200 ☐ $200-250 ☐ $250-300 ☐ $300-400 ☐ $400-500
☐ $500-750 ☐ $750-$1 mil ☐ $1-1.5 mil ☐ $1.5-2mil
☐ > $2 mil list amount: $ ______________

Tax Bracket: ________ % Dependents: Number: ________ Age(s): ______________

Owner Occupation: ______________________

Current Employer (Required): ______________________ ☐ Retired ☐ Unemployed

Employer Address: ______________________ City: ______________ State: ________

Annual Salary: $ ______________ Date of Hire: ______________ Expected Annuity Date: ______________

(In the absence of an election, age [85] will be used.)

Is the Owner employed by or registered with a Financial Industry Regulatory Authority (FINRA) member firm? ☐ Yes ☐ No]

[5. E-MAIL ADDRESS AND DOCUMENT DELIVERY CHOICES

E-mail Address: ______________________ ☐ Business ☐ Personal

Select one or more options below for electronic delivery. If no selections are made, paper documents will be mailed.

☐ Regulatory Documents ☐ Account Statements ☐ Transaction Confirmations

Electronic delivery is a free service though you may pay to access the Internet or receive e-mails. VALIC will send e-mail notices when documents selected above are available for viewing and/or printing online. See the Information page(s) for more details.]

ICC17: VL28085 v0717